Exhibit 25.1

                          T-1 Statement of Eligibility

                         Securities Act of 1933 File No. _________
                         (If application to determine eligibility of trustee
                         for delayed offering  pursuant to  Section 305 (b) (2))
================================================================================

                                ---------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM T-1
         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                 PURSUANT TO SECTION 305(b)(2)_________________

                               ------------------
                            THE CHASE MANHATTAN BANK
                             (National Association)
              (Exact name of trustee as specified in its charter)

                                   13-2633612
                    (I.R.S. Employer Identification Number)

                  1 Chase Manhattan Plaza, New York, New York
                    (Address of principal executive offices)

                                     10081
                                   (Zip Code)

                                ---------------

                  THE CIT GROUP SECURITIZATION CORPORATION II
                          THE CIT GROUP HOLDINGS, INC.
      (Exact name of registrant as specified in its governing instruments)

          Delware                                          Delaware
(State or other jurisdiction of                  (State or other jurisdiction of
incorporation or organization)                    incorporation or organization)

              22-3328188                                  13-2994534
  (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

                                 650 CIT Drive
                          Livingston, New Jersey 07039
                    (Address of principal executive office)

                                ----------------
                                Debt Securities
                      (Title of the indenture securities)
================================================================================

  Item 1.  General Information.

           Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                     Comptroller of the Currency, Washington, D.C.

                     Board of Governors of The Federal Reserve System, Washington, D. C.

           (b)  Whether it is authorized to exercise  corporate trust powers.

                     Yes.

  Item 2.  Affiliations with the Obligor.

                If the obligor is an affiliate of the trustee, describe each such affiliation.

                The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                (See Note on Page 2.)

Item 16.  List of Exhibits.

       List below all exhibits filed as a part of this statement of eligibility.

      *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.)

      *2.  -- Copies of the respective authorizations of The Chase Manhattan
              Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)

      *3.  -- Copies of authorizations of The Chase Manhattan Bank (National
              Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)

      4.   -- A copy of the existing by-laws of the trustee. (See Attached.)

      *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable.)

      *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)

      7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


- -------------------

     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                              -------------------

                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 31st day of May, 1995.




                                THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION)


                                     /S/ Thomas J. Provenzano
                                     -------------------------------------------
                                 By: Thomas J. Provenzano, Second Vice President

                                   Exhibit 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries  of the

                         The Chase Manhattan Bank, N.A.

of New York in the State of New York, at the close of business on March 31, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

Charter Number 2370            Comptroller of the Currency Northeastern District
Statement of Resources and Liabilities


                                                       ASSETS
                                                                                                          Thousands
                                                                                                         of Dollars
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin .......................................         $  4,264,000
    Interest-bearing balances ................................................................            6,755,000
Held to maturity securities ..................................................................            1,571,000
Available-for-sale securities ................................................................            4,687,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds sold .......................................................................            2,502,000
    Securities purchased under agreements to resell ..........................................               35,000
Loans and lease financing receivable:
    Loans and leases, net of unearned income ...................................  $ 52,831,000
    LESS: Allowance for loan and lease losses ..................................     1,078,000
    LESS:  Allocated transfer risk reserve .....................................             0
                                                                                  ------------
    Loans and leases, net of unearned income, allowance, and reserve .........................           51,753,000
Assets held in trading accounts ..............................................................           17,278,000
Premises and fixed assets (including capitalized leases) .....................................            1,785,000
Other real estate owned ......................................................................              441,000
Investments in unconsolidated subsidiaries and associated companies ..........................               46,000
Customers' liability to this bank on acceptances outstanding .................................            1,077,000
Intangible assets ............................................................................              809,000
Other assets .................................................................................            6,346,000
                                                                                                       ------------
TOTAL ASSETS .................................................................................          $99,349,000
                                                                                                       ============

                                                     LIABILITIES
Deposits:
    In domestic offices ......................................................................        $  28,080,000
      Noninterest-bearing ......................................................  $ 10,224,000
      Interest-bearing .........................................................    17,856,000
                                                                                  ------------
    In foreign offices, Edge and Agreement subsidiaries, and IBFs ............................           35,906,000
      Noninterest-bearing ......................................................  $  2,695,000
      Interest-bearing .........................................................    33,211,000
                                                                                  ------------
Federal funds  purchased and securities  sold under  agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds purchased ..................................................................            2,086,000
    Securities sold under agreements to repurchase ...........................................              158,000
Demand notes issued to the U.S. Treasury .....................................................              194,000
Trading liabilities ..........................................................................           13,545,000
Other borrowed money:
    With original maturity of one year or less ...............................................            2,122,000
    With original maturity of more than one year .............................................              429,000
Mortgage indebtedness and obligations under capitalized leases ...............................               40,000
Bank's liability on acceptances executed and outstanding .....................................            1,081,000
Subordinated notes and debentures ............................................................            2,360,000
Other liabilities ............................................................................            6,300,000
                                                                                                       ------------
TOTAL LIABILITIES ............................................................................           92,301,000
                                                                                                       ------------
Limited-life preferred stock and related surplus .............................................                    0

                                                   EQUITY CAPITAL

Perpetual preferred stock and related surplus ................................................                    0
Common stock .................................................................................              917,000
Surplus ......................................................................................            4,666,000
Undivided profits and capital reserves .......................................................            1,552,000
Net unrealized holding gains (losses) on available-for-sale securities .......................              (98,000)
Cumulative foreign currency translation adjustments ..........................................               11,000
                                                                                                       ------------
TOTAL EQUITY CAPITAL .........................................................................            7,048,000
                                                                                                       ------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
      AND EQUITY CAPITAL .....................................................................         $ 99,349,000
                                                                                                       ============


I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan                     Directors
(Signed) Richard J. Boyle

                                    BY-LAWS

                                       of

                        THE CHASE MANHATTAN CORPORATION

                                   ARTICLE I

                                  Stockholders

     Section 1.1. Annual Meeting. Except as otherwise provided in the Certificate of Incorporation and these By-Laws, and annual meeting of stockholders of the Corporation for the election of Directors and for the transaction of any other proper business shall be held at the principal office to the Corporation in the City of New York, State of New York or such other place within or without the State of Delaware as the Board may designate, on the third Tuesday in April in each year or on such earlier or later date as the Board may designate, at such time of the day as the Board shall appoint. If such day shall fall on a legal holiday in the State of New York, such meeting shall be held and the Directors elected on the next day thereafter not such a legal holiday. If the annual meeting for the election of Directors is not held on the date designated therefor, the Director shall cause the meeting to be held as soon thereafter as convenient.

     Section 1.2. Special Meetings. A Special meeting of stockholders of the Corporation may be called by the board, the Chairman of the Board, or the President.

     Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

     Unless otherwise provided by law, the written notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United Sates mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. at the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     Section 1.4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation in respect of the vote of holders of stock that shall be required for a specified action (in which case the holders of the percentage of stock required for such specified action shall constitute a quorum), at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but, in every case, the presiding officer at the meeting, or the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.3 of these By-Laws, notice need not be given of the adjourned meeting.

     Section 1.5. Presiding Officer and Secretary. At every meeting of stockholders the Chairman of the board, or in his absence the President, or in their absence a Vice Chairman of the Board, shall preside. In the absence of all said officers, any other officer of the Corporation present shall call such meeting to order and preside. The Secretary, or in his absence the appointee of the presiding officer of th e meeting, shall act as secretary of the meeting.

     Section 1.6. Vote of Stockholders. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders other than a written consent at such a meeting.

     Whenever the vote of holders of shares of any class or series other than Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of such holders may be dispensed with if such action is taken with the written consent of such holders having a majority of the total number of votes which might have been cast for or in connection with the proposed corporate action if a meeting were held; provided that in no case shall the written consent by such holders be by holders having less than the minimum percentage of the vote required by statute for such action, and provided that prompt notice is given to all such holders of the taking of corporate action without a meeting and by less than unanimous written consent.

     Except as otherwise provided by law or by Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting. The vote for Directors shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

     Whenever Directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote thereat. Whenever any corporate action, other than the election of Directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereat.

     Section 1.7. Judges of Election. The Board may at any time appoint two or more persons to serve as Judges of Election at any meeting of stockholders to act as judges and tellers with respect to all votes by ballot at such meeting. If any Judge appointed be absent or refuse to act, or if his office become vacant and not be filled by the Board, if a majority of the Judges be present, they may act, otherwise, or if there be a failure to elect or appoint Judges, the presiding officer of the meeting may appoint one or more Judges for such meeting. No Director or officer of the Corporation shall be eligible for election or appointment as Judge. The Judges appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Judges at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.

     Section 1.8. Nature of Business. Except as otherwise provided in Article II, Section 2.10 of these By-Laws or by applicable law, the only items of business which shall be conducted at any meeting of stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given in accordance with Article I, Section 1.3 of these By-Laws, (ii) be brought before the meeting at the direction of the Board or the chairman of the meeting, (iii) have been submitted to the Corporation in compliance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (iv) in the case of annual meetings of stockholders, be brought by a stockholder in accordance with the provisions of this Section 1.8. Any stockholder who shall be a stockholder of record on the record date for an annual meeting of stockholders and who shall continue to be entitled to vote thereat may propose an item or items of business at the meeting only if written notice of such stockholder's intent to propose such item or items of business has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than ninety days nor more than one hundred twenty days prior to the date one year after the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Each such notice shall set forth: (a) the name and address of the stockholder who intends to propose an item or items of business at the meeting; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the item or items or business specified in the notice; (c) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) pursuant to which the item or items of business is to be made by the stockholder; and (d) such other information regarding each item of business proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the item of business been proposed, or intended to be proposed, by the Board. The presiding officer at the meeting may refuse to acknowledge any item of business not made in compliance with the foregoing procedure.

                                   ARTICLE II

                                   Directors

     Section 2.1. Number, Election and Terms of Directors. Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors constituting the Board of Directors (herein called the "Board") shall be such number as is fixed from time to time by resolution adopted by a majority of the Directors then in office, but in no event shall be less than three. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the 1987 Annual Meeting of Stockholders, another class to hold office initially for a term expiring at the 1988 Annual Meeting of Stockholders, and another class to hold office initially for a term expiring at the 1989 Annual Meeting of Stockholders, with the members of each class to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

     Section 2.2. Newly Created Directorships and Vacancies.Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of Directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

     Section 2.3. Place of Meetings. Meetings of the Board, regular or special, shall be held at the principal office of the Corporation in the City of New York, State of New York or at such other place within or without the State of New York as may be fixed by resolution of the Board.

     Section 2.4. Annual Organization Meeting.An annual organization meeting of the Board shall be held at the time of the next regular meeting of the Board after each annual election of Directors unless another time be fixed by resolution of the Board. No notice of such meeting need be given. Any business may be transacted at such annual organization meeting.

     Section 2.5. Regular Meetings.The Board may fix times for regular meetings of the Board and no notice of such meetings need be given. Any business may be transacted at any regular meeting.

     Section 2.6. Special Meetings, Notice and Waiver of Notice.Special meeting of the Board shall be held whenever called by the Chairman of the Board or the President or a Vice Chairman of the Board or a Vice Chairman or any three Directors, provided, however, that a Vice Chairman shall not call a special meeting unless one of the purposes of the meeting is to appoint one or more officers or Directors to fill vacancies resulting from disability, death or other cause. Notice of each such special meeting shall be mailed postage prepaid to each Director, addressed to him at his residence or usual place of business or other address filled by him with the Secretary for such purpose, or shall be sent to him by telegraph, cable or wireless, or shall be delivered or given to him personally or by telephone, not later than the second day preceding the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Any business may be transacted at any special meeting. Waiver of notice in writing by any Director of any special meeting of the Board, whether prior or subsequent to such meeting, or attendance at such meeting by any Director, Shall be equivalent to notice to such Director of such meeting.

     Section 2.7. Quorum and Manner or Acting. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, one-third of the whole Board shall constitute a quorum for the transaction of any business at any meeting of the Board and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum a majority of the Directors present may adjourn any meeting from time to time until a quorum is present and no notice of any adjourned meeting need be given other than by announcement at meeting which is being adjourned. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 2.8. Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting, if all members of the Board or of such Committee, as the case may be consent thereto in writing and the writing or are filed with the minutes of proceedings of the Board or Committee.

     Section 2.9. Compensation of Directors. Directors who are not officers of the Corporation shall receive such compensation as may be fixed by the Board for service on the Board or any Committee of the Board.

     Section 2.10. Stockholder Nomination of Director Candidates.Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board or a committee appointed by the Board or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United Sates mail, postage prepaid, to the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, not less than ninety days nor more than one hundred twenty days prior to the date one year after the date of the immediately preceding annual meeting of stockholders, provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a Director of the Corporation, if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 2.11. Removal.Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director or Directors may be removed from office at any time, but only for cause and only by the affirmative vote of (i) the holders of at least 75% of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or
(ii) a majority of the Board.

                                  ARTICLE III

                            Committees of the Board

     Section 3.1. Executive Committee. There shall be an executive Committee, consisting of the Chairman of the Board, the President and each Vice Chairman of the Board, who shall be ex-officio members, any other Director who is an officer of the Corporation or of any subsidiary of the Corporation who the Board may, in its discretion, designate an ex-officio member, and at least six additional directors appointed by the Board. The Board may designate one or more other Directors as alternate members of the Executive Committee, who may replace any absent or disqualified member, other than an ex-officio member, at any meeting of the Executive Committee. The Chairman of the Board shall preside at meetings of the Executive Committee.

     The Executive Committee shall exercise such powers as may be assigned to it by the Board and may consider and make recommendations to the Board in respect of any matters relating to the affairs of the Corporation.

     Meetings of the Executive Committee shall be held at such times and places as the Executive Committee shall determine or upon call of the Chairman of the Board or the President. One-third of the members of the Executive Committee, including at least one ex-officio member and three members who are not officers of the Corporation or of any subsidiary, shall constitute a quorum.

     Section 3.2. Other Committees. The Board may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other Committees, each Committee to consist of two or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member at any meeting of such Committee. Any such Committee shall exercise such powers as may be assigned to it by the Board.

     Section 3.3. Committee Rules; Quorum; Manner of Acting. Each Committee may adopt rules consistent with these By-Laws governing the method of calling and time and place of holding its meetings. One-half of any Committee for which a quorum is not otherwise set forth in these By-Laws shall constitute a quorum for the transaction of business, unless the Board shall otherwise provide, and the act of a majority of the members of such Committee present at a meeting at which a quorum is present shall be the act of such Committee.


                                   ARTICLE IV

                                    Officers

     Section 4.1. Titles.The officers of the Corporation shall be a Chairman of the Board, a President, one or more vice Chairmen of the Board, one or more Vice Chairmen, one or more Vice Presidents, A Secretary and such other officers as may be appointed at any time or from time to time by the Board. The Board may by resolution delegate to the Executive Committee of the Board and to such officers as the Board may designate authority to appoint officers below the Senior Vice President, or equivalent, level, assign powers and duties to any officer below the Executive Vice President, or equivalent, level, rescind or terminate the appointment of any officer below the Executive Vice president, or equivalent, level, and accept the resignation of any officer. Any one or more Vice Presidents may be designated Senior Executive Vice President, Executive vice President or Senior Vice President. One person may hold any two or more offices and perform the duties thereof.

     Section 4.2. Appointment, Term and Compensation of Officers. The Chairman of the Board, the President, each vice Chairman of the Board, and each Vice Chairman shall be appointed by the Board to hold office until the next annual organization meeting of the Board and until their successors are appointed and qualified. The Term of office of all other officers shall be at the pleasure of the Board. The compensation of all officers of the Corporation shall be fixed by resolution of the Board, except that the Board may authorize the Chairman of the Board, the President and each Vice Chairman of the Board each to fix and to delegate to such other officers as the Board may designate authority to fix any compensation of any person in any official position level not above a level specified by the Board.

     Section 4.3. Chairman of the Board and President.The Chairman of the Board shall be the chief executive officer of the Corporation and shall have the responsibility for carrying out the policies of the Board and, subject to the direction of the Board, shall have general supervision over the business and affairs of the Corporation. The President shall be the chief operating officer of the Corporation and shall perform all duties incident to the office of the President. The President shall have general supervision over the operations of the Corporation, subject to the direction of the Board and of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and of the stockholders. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board and of the Executive Committee and of the stockholders. The Chairman of the Board and the President shall have such other powers and perform such other duties as are prescribed by these By-Laws and as usually pertain to their respective offices and as may be assigned to them at any time or from time to time by the Board.

     Section 4.4. Vice Chairman of the Board and Vice Chairmen. Each Vice Chairman of the Board and each Vice Chairman shall have such powers and perform such duties as are prescribed by these By-Laws and as usually pertain to his office and as may be assigned to him at any time or from time to time by the Board or the Chairman of the Board or the President. In the event of the absence or disability of the Chairman of the Board and the President, the Vice Chairman of the Board designated by the Chairman of the Board or the President shall act in their place and assume their duties, including duties assigned to them in these By-Laws.

     Section 4.5. Vice Presidents. Each Vice President shall, upon request, advise and assist the Chairman of the Board and the President in managing the Corporation and shall have such other powers and perform such other duties as usually pertain to his office and as may be assigned to him at any time or from time to time by the Board or the Chairman of the Board or the President.

     Section 4.6. Secretary. The Secretary shall act as Secretary of the Board and as Secretary at meetings of the stockholders and, in general, shall have charge of all records of the Corporation relating to its organization and corporate action and shall have power to certify the contents thereof, and shall have such other powers and perform such duties as usually pertain to his office and as may be assigned to him at any time or from time to time by the Board or the Chairman of the Board or the President.

     Section 4.7. Other Officers. Other officers and assistant officers appointed by the Board shall have such powers and perform such duties as usually pertain to their respective offices and as may be assigned to them at any time or from time to time by the Board or the Chairman of the Board or the President.

                                   ARTICLE V

                                 Capital Stock

     Section 5.1. Certificates; Transfer Agents and Registrars.Certificates for stock of the Corporation shall be in such form as shall be approved by the Board and shall be signed in the name of the Corporation by the Chairman of the Board and/or the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof, engraved, stamped or printed, and shall contain such information as is required by law to be stated thereon. If any stock certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 5.2. Transfers of Stock. Transfers of stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed, and on surrender of the certificate of certificates for such stock properly endorsed or accompanied by a proper instrument of transfer. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, registration and transfer of certificates for stock of the Corporation and may appoint one or more banks or trust companies, including any banking subsidiary of the Corporation, as transfer agents and registrars of the stock of the Corporation and require all certificates to bear the signatures thereof. The Corporation shall be entitled to treat the holder of record of any stock as the owner thereof in fact.

     Section 5.3. Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                                      Seal

     Section 6.1. Seal.The Seal of the Corporation shall be in such form as may be approved from time to time by the Board and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The Secretary and any other officers authorized by resolution of the Board shall be empowered to use and attest the corporate seal on all documents.


                                  ARTICLE VII

                                 Miscellaneous

     Section 7.1. Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange any other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board by resolution shall from time to time designate.

     Section 7.2. Shares of Other Corporations.The President, or in his absence the Chairman of the Board, or in the absence of both any Vice Chairman of the Board or Vice Chairman is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation any and all Shares held by the Corporation in any other corporation or corporations may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations.

                                  ARTICLE VIII

                                Indemnification

     Section 8.1. Right to Indemnification. The right of a Director or officer to indemnification or to the repayment or advancement of expenses pursuant to this Article and Section 7 of the Certificate of Incorporation is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the Director or officer and shall continue to exist after the rescission alteration, modification or repeal hereof with respect to any act or omission occurring prior thereto. The right of a Director or officer to indemnification provided by this Article or Section 7 of the Certificate of Incorporation shall continue after such person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives. The Corporation's obligation to indemnify a Director or officer pursuant to this Article and
Section 7 of the Certificate of Incorporation in connection with a proceeding initiated by such person shall exist only if the proceeding was authorized by the Board of Directors of the Corporation.

     Section 8.2. Procedure for Requesting Indemnification. To obtain indemnification hereunder a Director or officer shall submit to the Secretary of the Corporation a written request to be indemnified as soon as practicable after any claim is made against him or her for which indemnification is sought. Such request shall include documentation and information reasonably available to the person and reasonably necessary to determine whether and to what extent such person is entitled to indemnification. In addition, the person shall give the Corporation such cooperation as it may reasonably require.

     Section 8.3. Prepayment of Expenses. The Corporation shall pay all reasonable expenses including attorney's fees incurred by a Director or officer in connection with any action, suit or proceeding referred to in Section 7 of the Certificate of Incorporation in advance of its final disposition, provided, however, that if the Delaware General Corporation Law requires, such payment shall be made only upon receipt of a written undertaking by or on behalf of the Director or officer to repay all amounts advanced if it should be determined that the Director or officer is not entitled to be indemnified under this Article or otherwise. In addition, such officer or Director shall give the Corporation such information and cooperation in connection with such proceeding as it may reasonably require.

     Section 8.4. Claims. If a request for indemnification or for the repayment or advancement of expenses under this Article is not paid in full within 60 days after a written claim reasonably evidencing the expenses have been received by the Corporation, the claimant may thereafter bring suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled also to be paid the expenses of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or repayment or advancement of expenses under applicable law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or repayment or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant is not entitled to indemnification or to the repayment or advancement of expenses, shall be a defense to the action or create a presumption that claimant is not so entitled.

     Section 8.5. Agreements. The Corporation is authorized to enter into agreements with any of its Directors, officers, employees or agents extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law.

     Section 8.6. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights to which such person may be entitled under any statute, any provision of the Certificate of Incorporation or these By-Laws, any agreement any vote of stockholders or disinterested Directors, or otherwise.

     Section 8.7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a Director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to, or at the time of such repeal or modification.

     Section 8.8. Severability. In case any provision in this Article shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances for the benefit of the person to be indemnified.


                                   ARTICLE IX

                                   Amendments

     Section 9.1. Amendments. These By-Laws or any of them may be altered, amended or repealed, or new By-Laws may be adopted, from time to time, by the Board at any regular or special meeting thereof by vote of a majority of the Directors then in office.